COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(INCLUDING INTEREST EXPENSE ON DEPOSITS)

The Company's ratios of earnings to fixed charges (including interest expense on deposits) for the periods presented below were as follows:

                            AT OR FOR THE    AT OR FOR THE     AT OR FOR THE
                             THREE MONTHS    TWELVE MONTHS     TWELVE MONTHS        AT OR FOR THE SIX
                                ENDED            ENDED             ENDED              MONTHS ENDED
                              MARCH 31,       DECEMBER 31,     DECEMBER 31,           DECEMBER 31,
                           ----------------------------------------------------------------------------
                                 2004              2003             2002            2002       2001
                           ----------------------------------------------------------------------------
Net income:                     $12,340           $51,276          $44,622        $23,460    $17,515
ADD BACK:
   Income tax expense             6,968            30,801           26,565         14,008     10,269
                           ----------------------------------------------------------------------------
NET INCOME BEFORE
  INCOME TAXES                   19,308            82,077           71,187         37,468     27,784
                           ----------------------------------------------------------------------------
Fixed charges:
Interest on borrowed
  funds                           9,004            38,221           44,135         21,631     26,504
Interest on deposits              5,925            32,842           47,655         21,647     27,228
                           ----------------------------------------------------------------------------
TOTAL FIXED CHARGES
  (INCLUDING INTEREST
  EXPENSE ON DEPOSITS)           14,929            71,063           91,790         43,278     53,732
                           ----------------------------------------------------------------------------
EARNINGS (NET INCOME
  BEFORE INCOME TAXES
  PLUS TOTAL FIXED CHARGES,
  INCLUDING INTEREST
  EXPENSE ON DEPOSITS)           34,237           153,140          162,977         80,746     81,516
RATIO OF EARNINGS TO
  FIXED CHARGES
 (INCLUDING INTEREST
 EXPENSE ON DEPOSITS)              2.29              2.15             1.78           1.87       1.52




                                           AT OR FOR THE TWELVE MONTHS
                                                 ENDED JUNE 30,
                                 -----------------------------------------------
                                    2002       2001        2000       1999
                                 -----------------------------------------------
Net income:                       $38,677    $25,240     $22,374    $19,861
ADD BACK:
   Income tax expense              22,826     15,821      15,217     14,015
                                 -----------------------------------------------
NET INCOME BEFORE
  INCOME TAXES                     61,503     41,061      37,591     33,876
                                 -----------------------------------------------
Fixed charges:
Interest on borrowed
  funds                            49,008     50,340      45,036     44,417
Interest on deposits               53,236     63,703      53,784     32,802
                                 -----------------------------------------------
TOTAL FIXED CHARGES
  (INCLUDING INTEREST
  EXPENSE ON DEPOSITS)            102,244    114,043      98,820     77,219
                                 -----------------------------------------------
EARNINGS (NET INCOME
  BEFORE INCOME TAXES
  PLUS TOTAL FIXED CHARGES,
  INCLUDING INTEREST
  EXPENSE ON DEPOSITS)            163,747    155,104     136,411    111,095
RATIO OF EARNINGS TO
  FIXED CHARGES
 (INCLUDING INTEREST
 EXPENSE ON DEPOSITS)                1.60       1.36        1.38       1.44


For purposes of computing the ratio of earnings to fixed charges (including interest expense on deposits), earnings represent net income before income taxes plus total fixed charges (including interest expense on deposits).